UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

July 15, 2008
Date of Report (Date of earliest event reported)

INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
California	95-3276269
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2310 Cousteau Court Vista, California (Address of Principal Executive Offices)	92081-8346 (Zip Code)
(760) 598-1655
(Issuer’s Telephone Number)

Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of Directors

Effective July 15, 2008, Mr. Rayvin Tan Yeong Sheik was elected to the Board of International Lottery & Totalizator Systems, Inc. as a director.

Mr. Rayvin Tan Yeong Sheik, age 29, serves as an Executive Director of the Board of Berjaya Corporation Berhad, a diversified business entity based in Kuala Lumpur, Malaysia, since September 2005.  He graduated with a Bachelor of Science (First Class Hons) degree in Accounting and Finance from the London School of Economics, United Kingdom, in 2000. He joined the Berjaya Group of Companies in May 2001 as Senior Manager (Corporate Affairs) of Kota Raya Development Sdn Bhd and Noble Circle Management Sdn Bhd.  He was subsequently appointed to the position of General Manager (Corporate Affairs) of Sports Toto Malaysia Sdn Bhd in February 2002.  During his vocational training as a research intern with Jardine Fleming and Merrill Lynch & Co./Smith Zain Securities, he was involved in the field of research covering the various sectors of property, commodities, telecommunications and transport. Currently, he is also an Executive Director of Berjaya Sports Toto Berhad and a Director of Berjaya Group Berhad, Singer (Malaysia) Sdn Bhd, Sports Toto Malaysia Sdn Bhd, Taiga Building Products Ltd (Canada), Taiga Forest Products Ltd (Canada) and several other private limited companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 17, 2008 By:	International Lottery & Totalizator Systems, Inc. /s/ T. Linh Nguyen Name: T. Linh Nguyen Title: Chief Financial Officer and Corporate Secretary